Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-291918, 333-291919) of Semnur Pharmaceuticals, Inc. (the Company) of our report dated February 27, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Pipara & Co LLP

/s/ Pipara & Co LLP

New Delhi, India

February 27, 2026